                                                              EXHIBIT 99.(a)(16)



                           ARVIDA/JMB PARTNERS, L.P.
                           900 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                  312/440-4800



                                                              February 11, 1997



BY TELECOPIER AND FEDERAL EXPRESS

Raleigh Capital Associates, L.P.
100 Jericho Quadrangle
Suite 214
Jericho, New York  11753-2717

Attention:  Peter Braverman, Vice President, Raleigh GP Corp.

Gentlemen:

        Pursuant to Section 7.2 of the Partnership Agreement, on February 11, 1997, the Special Committee of the General Partner of Arvida/JMB Partners L.P. (the "Partnership") denied your request for admission as a Substituted Limited Partner of the Partnership.

                                     Very truly yours,
                                     ARVIDA/JMB PARTNERS, L.P.

                                     By:     ARVIDA/JMB MANAGERS, INC.
                                             General Partner


                                     By:     /s/Judd D. Malkin
                                             ----------------------------------
                                             Judd D. Malkin
                                             Chairman